                                                                    Exhibit 21.1


DIRECT AND INDIRECT SUBSIDIARIES OF THE REGISTRANT, THE PHOENIX COMPANIES, INC.


SUBSIDIARY NAME                             PLACE OF ORGANIZATION


DIRECT SUBSIDIARY OF THE
PHOENIX COMPANIES, INC.

Phoenix Home Life Insurance Company          NY

INDIRECT SUBSIDIARIES OF THE
PHOENIX COMPANIES, INC.

PM Holdings, Inc.                            CT

     Phoenix International Capital
     Corporation                             CT

     Phoenix Strategic Capital
     Corporation                             CT

     PractiCare, Inc.                        DE

Phoenix Investment Partners, Ltd.            DE

     Seneca Capital Management LLC           CA

     Roger Engemann & Associates             CA